Exhibit 10.2

EXECUTION COPY

HAWKER BEECHCRAFT, INC.

STOCK PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of March 23, 2009 (the “Date of Grant”), between Hawker Beechcraft, Inc., a Delaware corporation (the “Company”), and Worth W. Boisture, Jr. (the “Executive”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its shareholders to enter into this Agreement pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Purchase Right. The Company hereby grants to the Executive the right to purchase, and the Executive hereby agrees to purchase, pursuant to the terms and conditions hereinafter set forth, 43,750 Shares (the “Purchase Right”). The aggregate purchase price for the Shares shall be $350,000, which the Company and the Executive agree is not less than the fair market value of the Shares as of the date hereof.

2. Exercisability. The Purchase Right is 100% vested and the Executive shall purchase all of the Shares as provided herein.

3. Mandatory Purchase.

(a) Purchase Period. The Executive must purchase the Shares on or before the twentieth (20th) day after the Effective Date (as defined in the employment agreement dated as of the date hereof between the Executive and Hawker Beechcraft Corporation (the “Employment Agreement”)).

(b) Method of Purchase.

(i) The Shares shall be purchased by payment in full of the purchase price in cash or by check or wire transfer. The Executive shall not have any rights to dividends or other rights of a stockholder with respect to Shares until the Executive has paid in full for such Shares, satisfied any applicable withholding requirements and satisfied any other conditions imposed by the Committee or pursuant to this Agreement.

(ii) Notwithstanding any other provision of this Agreement to the contrary, the Shares may not be purchased prior to the completion of any registration or qualification of the Purchase Right or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in good faith based on advice of counsel determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the purchase of any Shares to comply with any Legal Requirements.

(iii) Upon the Committee’s determination that the Shares have been validly purchased, and that the Executive has paid in full for the Shares and satisfied any applicable withholding requirements, the Company shall issue certificates in the Executive’s name for the Shares.

(iv) The Executive agrees that as a condition precedent to the purchase of the Shares he will be or become a party to the Stockholders Agreement.

4. Representations and Warranties of the Executive. The Executive represents, warrants and agrees that:

(a) The Executive is acquiring the Shares to be acquired by him hereunder for his own account, for investment and not with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same, and the Shares will not be disposed of in contravention of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws.

(b) The Executive is an “accredited investor” as defined in Rule 501 of the Securities Act

(c) The Executive is able to bear the economic risk of his or her investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(d) The Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as he has requested.

(e) This Stock Purchase Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Stock Purchase Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject; and

(f) The Executive is a resident of the State set forth beneath the Executive’s name on the signature page hereto.

5. No Right to Continued Employment. The granting of the Purchase Right evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the employment of the Executive and shall not lessen or affect the Company’s or such other member’s right to terminate the employment of such Executive.

6. Legend on Certificates. The certificates representing the Shares purchased shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Transferability. The Purchase Right and the Executive’s other rights and obligations under this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Executive without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, in the event of the Executive’s death prior to the Expiration Date his heirs and legatees shall have the right to exercise the Purchase Right and purchase the Shares in accordance with the terms hereof.

8. Withholding. Whenever the Shares are purchased, the Company shall have the Executive remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares.

9. Securities Laws. Upon the acquisition of any Shares pursuant to the Purchase Right, the Executive will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Executive at the address appearing in the personnel records of the Company for the Executive or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Certain Definitions. The following capitalized terms used but not otherwise defined in this Agreement have the respective meanings set forth in this Section 12.

(a)	Transaction shall have the meaning set forth in the Hawker Beechcraft, Inc. 2007 Stock Option Plan (the “Plan”).

(b)	Committee: The Board or such committee of the Board as may be designated by the Board from time to time to administer the Plan.

(c)	Company Group: Collectively, the Company, its subsidiaries and its or their respective successors and assigns.

(d)	Shares: Shares of common stock, par value $.01 per share, of the Company and any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged.

(e)	Stockholders Agreement: The Stockholders Agreement dated as of March 26, 2007 (as amended and restated from time to time) by and among the Company and such other Persons who are or become parties thereto.

[signature page attached]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date hereof.

HAWKER BEECHCRAFT, INC.

By: /s/ Gail E. Lehman
Name:	Gail E. Lehman
Title:	Vice President, General Counsel and Secretary

Agreed and acknowledged as

of the Date of Grant:

/s/ Worth W. Boisture, Jr.

Worth W. Boisture, Jr.

State of Residence